Exhibit 10.2


                                   Page 8 of 5
                            ASSET PURCHASE AGREEMENT

      This AGREEMENT dated this ___ day of October, 1999, by and between TopListing (a sole proprietorship owned by Alan Hillsberg only), having its principal place of business at 33 East Merrick Rd., 2nd Floor, Suite 6, Valley Stream, NY, 11580 (hereafter "TopListing"), and TopListing.com Corporation, a Colorado corporation having its principal place of business at 4740 Forge Rd., Suite 112, Colorado Springs, Colorado 80907 (hereafter "Top.com").


     WHEREAS, TOPLISTING is desirous of selling all its assets to Top.com.

     WHEREAS, Top.com is desirous of acquiring all, or substantially all, of the assets of the TOPLISTING including DesignerStudio.net, an operating subsidiary of TOPLISTING;

     IT IS HEREFORE AGREED that in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1.     Exchange of Assets.

     1.1 Subject to the terms and conditions of this Agreement and the performance by the parties hereto of their respective obligations hereunder, TOPLISTING shall exchange, transfer, convey, assign and deliver to Top.com, and Top.com shall receive, acquire and accept on the Closing Date (as such term is hereinafter defined) all of the rights, title and interest of TOPLISTING in and to the business, assets, goodwill, and rights of TOPLISTING in all or substantially all of its assets, including customer lists, inventory, as specified in the list of Assets attached hereto as Exhibit I (the "Assets & Allocation"), as the same shall exist on the Closing Date, including, without limitation, rights in tradenames, trademarks and copyrights, patent and patent pendings, all rights relating to or arising out of the business conducted by TOPLISTING under express or implied warranty (as from the suppliers of TOPLISTING with respect to the Assets being transferred to Top.com) , all books and records, correspondence and files of or relating to the business or Assets of TOPLISTING being exchanged with Top.com and all of TOPLISTING's rights, title and interest in and to each, contract, agreement, purchase order or commitment to which TOPLISTING is a party or in which TOPLISTING has rights (all of such assets are collectively referred to hereinafter as the "Assets"), free and clear of all liabilities, obligations, liens and encumbrances, except as expressly assumed by Top.com under Section 2 below.


     1.2 The transfer of the Assets as herein provided shall be effected by bills of sale, endorsements, assignments, drafts, checks, deeds and other instruments of transfer and conveyance delivered to Top.com on the Closing Date in form sufficient to transfer the Assets as contemplated by this Agreement and as shall be reasonably requested by Top.com. TOPLISTING covenants that (i) it will, at any time and from time to time after the Closing Date, execute and deliver such other instruments of transfer and conveyance and do all such further acts and things as may be reasonably requested by Top.com to transfer and deliver to Top.com or to aid and assist Top.com in collecting and reducing to possession, any and all of the Assets; (ii) Top.com, after the Closing Date, shall have the right and authority to collect, for the account of Top.com, all checks, notes and other evidences of indebtedness or obligations to make payment of money and other items which shall be transferred to Top.com as provided and to endorse with the name of Top.com any such checks, notes or other instruments received after the Closing Date; and (iii) TOPLISTING will transfer and deliver to Top.com all other property that TOPLISTING may receive after the Closing Date in respect of or arising out of the business conducted by TOPLISTING.

     1.3 TOPLISTING covenants that between the date hereof and the Closing Date and, if reasonably requested by Top.com, after the Closing Date, TOPLISTING shall use its best efforts to obtain the consent of any parties to any contracts, licenses, leases, commitments, sales orders, purchase orders or other agreements being assigned by TOPLISTING to Top.com hereunder as shall be reasonable requested by Top.com. If any such required consent is not obtained, this Agreement shall constitute an agreement to assign the instrument relating thereto to Top.com.

     2. Assumption of Liabilities. Top.com shall assume no liabilities of TOPLISTING.

    3. Closing. The Closing hereunder (the "Closing") shall take place at ___ on the ___ day of October, 1999 at _________________________ or at such other time and place as may be agreed by Top.com and TOPLISTING (the "Closing Date").

    4.  Exchange Terms; Allocation.

    4.1 In consideration of the exchange and transfer of the Assets herein contemplated, on the Closing Date, Top.com shall deliver at Closing:

a)       $100,000 US Funds (less deposit of $2,500);
b) 300,000 shares of Banyan Corporation common stock valued at the previous days closing bid price. Said shares shall be issued exempt from registration under Rule 144.

         to TOPLISTING or its assignees.

    5.   Representations   and  Warranties  of  TOPLISTING.   TOPLISTING  hereby
represents and warrants as follows:

    5.1 TOPLISTING is a sole proprietorship. On or before closing TOPLISTING shall establish to the satisfaction of Top.com that it has title to the Assets and authority to convey the same in accordance with the terms of this Agreement. TOPLISTING has taken no action and has not failed to take any action, which action or failure would preclude or prevent Top.com from conducting the business of TOPLISTING in the manner heretofore conducted.

    5.2  TOPLISTING has one subsidiary, "DesignerStudio.net"

    5.3 TOPLISTING is fully empowered to enter into this transaction.

     5.4 TOPLISTING has full power and authority, corporate and otherwise, to enter into this Agreement on behalf of the TOPLISTING and to cause the TOPLISTING to assume and perform its, his or her obligations hereunder. The execution and delivery of this Agreement and the performance by TOPLISTING of its obligations hereunder have been duly authorized by the owner of TOPLISTING, Alan Hillsberg, and no further action or approval, corporate or otherwise, is required in order to constitute this Agreement as a binding and enforceable obligation of TOPLISTING. The execution and delivery of this Agreement and the performance by TOPLISTING of its obligations hereunder do not and will not violate any provision of the Certificate of Incorporation or By-Laws of TOPLISTING and do not and will not conflict with or result in any breach of any condition or provision of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Assets by reason of the terms of any contract, mortgage, lien, lease, agreement indenture, instrument, judgment or decree to which TOPLISTING is a party or which is or purports to be binding upon TOPLISTING or which affects or purports to affect any of the Assets.

    5.4 No action, approval, consent or authorization, including but not limited to any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau or instrumentality is necessary as to TOPLISTING in order to constitute this agreement as a binding and enforceable obligation of TOPLISTING in accordance with its terms.

    5.5 TOPLISTING has not incurred any obligation or liability (absolute or contingent, liquidated or unliquidated, choate or inchoate) except current obligations and liabilities incurred in the ordinary course of their businesses which would act as a lien against the Assets.

    5.6 TOPLISTING has not leased or effected any transfer of any of the Assets.

     6. Representations and Warranties of Top.com. Top.com hereby represents and warrants that on the closing date all of the following will be true:

    6.1 Top.com is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado.

    6.2       Top.com is a wholly owned subsidiary of Banyan Corporation.

     7.    Miscellaneous.

     a) This Agreement shall constitute the entire agreement of the parties hereto and may not be amended, except by written consent of the parties hereto in writing executed by them.

     b) This Agreement shall be construed according to the laws of the State of Colorado and shall be enforceable in any court of competent jurisdiction located in the State of Colorado.

     c) This Agreement shall insure to the benefit of the parties and their successors in interest, if any, but shall not otherwise be assignable.

     d) Where in this Agreement one gender or the other is used, of the singular or the plural is used, and if to effect the intent of the parties hereto the use of the other gender or number is needed then it is understood that such gender or both or such number or both is implied.

     e) This Agreement may be executed in counterparts and receipt of facsimile transmission of signatures shall be sufficient to effect acceptance of this Agreement, although the parties hereto agree to submit within a reasonable time duplicate original signed copies of this Agreement to each other.

     8.  Indemnification.

     Each party to this Agreement shall indemnify and hold harmless each other party at all times after the date of closing against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorney's fees incident to any of the foregoing, resulting from any misrepresentation, breach of covenant or warranty for non-fulfillment of any agreement on the part of such party under this Agreement, or from any misrepresentation in or omission from any certificate furnished or to be furnished to a party hereunder. Subject to the terms of this Agreement, the defaulting party shall reimburse the other party or parties on demand for any reasonable payments made by said parties at any time after the date of closing, in respect to any liability or claim to which the foregoing indemnity relates, if such payment is made after reasonable notice to the other party to defend or satisfy the same, and such party failed to defend or satisfy the same.


     9. Expenses. Each party shall pay its own expenses.


    10. Brokers. Top.com shall not be liable for the payment of any finder's or consultant's.

IN WITNESS  WHEREOF  THE  PARTIES  HERETO,  CORPORATE  PARTIES  HAVING BEEN DULY
AUTHORIZED BY THEIR RESPECTIVE BOARDS OF DIRECTORS, HAVE SET THEIR HANDS AND SEALS ON THE DATE FIRST ABOVE WRITTEN.

TOPLISTING.COM CORPORATION                                    TOPLISTING



BY:  /S/CAMERON YOST                                   BY: /S/  ALAN HILLSBERG
CAMERON YOST                                                  ALAN HILLSBERG
Director & Secretary                                          Owner

                                 PROMISSORY NOTE


$80,000.00                                                      November 1, 1999
                                                            Colorado Springs, CO


           FOR VALUE RECEIVED, the undersigned , DoubleCase Corporation, a Kansas Corporation, hereby promised to pay to Alan Hillsberg., or holder, the sum of eighty thousand dollars ($80,000) together with interest thereon at the rate of six percent (6%) per annum, said interest to commence on the 1st. day of November, 1999.

         The principal sum, together with accumulated interest, shall be due and payable on or before November 1, 2000

         Payments shall be made pursuant to the Asset Purchase Agreement of October 26, 1999, by and between DoubleCase Corporation and Showcase Technologies which are: 15% of the gross revenue of DoubleCase Corporation paid on the 15th of each month on sales of the month prior.

         It is further specifically understood and agreed that the maker hereof shall have the right, without penalty, to prepay prior to its becoming due any installment due hereunder, or may prepay without penalty, all or any part of the unpaid balance due hereunder.

         All signers, endorsers and parties to this instrument waive presentment, notice of dishonor, protest and expressly agree that this note, or any payment thereunder, may be extended from time to time without in any way affecting the liability of the makers and endorsers hereof; and this note is to be construed according to the laws of Colorado.


                             DoubleCase Corporation



                           BY:________________________
                             Cameron Yost President

                                BULK BILL OF SALE



Pursuant to the Asset Purchase Agreement dated the ___ day of October, 1999, (hereafter "APA") by and between TopListing, a sole proprietorship owned by Alan Hillsberg, and TopListing.com Corporation, a Colorado Corporation and a wholly owned subsidiary of Banyan Corporation, this Bulk Bill of Sale hereby confirms and perfects the transfer of assets provided by the "APA".

Upon cleared funds from Banyan Corporation check number ______ written on October 26, 1999, in the amount of $97,500, receipt hereby acknowledged, combined with a previous deposit of $2,500 which occurred August 17, 1999, (for a grand total of $100,000 pursuant to paragraph 4.1(a) of the "APA") and with the receipt of 300,000 shares of Banyan Corporation common stock (pursuant to paragraph 4.1(b) of the "APA") all of the Assets as contemplated in Paragraph 1 and elsewhere in the "APA" are hereby transferred, assigned and conveyed from TopListing to TopListing.com.

TopListing.com Corporation                                    TopListing



BY:/S/ CAMERON YOST                                      BY: /s/ALAN HILLSBERG
CAMERON YOST                                                  ALAN HILLSBERG
Director & Secretary                                          Owner

Date:                                                               Date: